As filed with the Securities and Exchange Commission on January 13, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________

QUMU CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	41-1577970
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

510 1st Avenue North, Suite 305 Minneapolis, Minnesota 55403 Telephone: (612) 638-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vern Hanzlik
President and Chief Executive Officer
Qumu Corporation
501 1st Avenue North, Suite 305
Minneapolis, MN 55403
Telephone: (612) 638-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: April Hamlin Lindquist & Vennum LLP 2000 IDS Center 80 South 8th Street Minneapolis, Minnesota 55402 Telephone: (612) 371-3211 Facsimile: (612) 371-3207

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, par value $0.01 per share	314,286	$2.50	$785,715	$91.07

(1)
There is also being registered hereunder an indeterminate number of additional shares of common stock as shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable upon exercise of that certain Warrant dated October 21, 2016 issued by the registrant to HCP-FVD, LLC.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act based upon a $2.50 per share average of high and low prices of the registrant’s common stock on the NASDAQ Global Select Market on January 12, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated January 12, 2017
The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

QUMU CORPORATION

314,286 Shares
Common Stock
________________

This prospectus relates to the resale from time to time by the selling shareholders identified in this prospectus of 314,286 shares of common stock of Qumu Corporation issuable upon exercise of that certain Warrant dated October 21, 2016 issued to HCP-FVD, LLC (the “Warrant”). The Warrant was issued pursuant to that certain Term Loan Credit Agreement dated October 21, 2016 by and among Qumu Corporation, as borrower, HCP-FVD, LLC as lender and Hale Capital Partners, L.P. as administrative agent. The Warrant has an exercise price of $2.80 per share and expires October 21, 2026.
We are not selling any securities under this prospectus, and we will not receive any proceeds from the disposition of the shares of common stock that may be offered by the selling shareholders. However, we may receive cash from the exercise of the Warrant.
The selling shareholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 7.
We have agreed to pay certain expenses, including legal fees of HCP-FVD, LLC, in connection with the registration of the shares of our common stock. The selling shareholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of common stock.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “QUMU.” On January 12, 2017, the closing price of our common stock, as reported on the NASDAQ Global Select Market, was $2.56. We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock.
________________

The securities offered by this prospectus involve a high degree of risk.

See “Risk Factors” on page 3, as well as the risks discussed under the caption “Risk Factors” in the documents we have filed and will subsequently file with the Securities and Exchange Commission.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. A representation to the contrary is a criminal offense.

The date of this prospectus is , 2017.

i

PROSPECTUS SUMMARY
The following is a summary of this prospectus. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. Accordingly, you are urged to carefully review this prospectus (including all documents incorporated by reference into this prospectus) in its entirety. Unless otherwise indicated, “Qumu,” the “Company,” “we,” “us,” “our” and similar terms refer to Qumu Corporation.
Our Company
Qumu Corporation provides the tools businesses need to create, manage, secure, deliver and measure the success of their videos. Our innovative solutions release the power in video to engage and empower employees, partners and clients. Organizations around the world realize the greatest possible value from video they create and publish. Whatever the audience size, viewer device or network configuration, Qumu’s solutions are how business does video. Qumu markets its products to customers primarily in North America, Europe and Asia.
Qumu generates revenue through the sale of enterprise video content management software solutions, hardware, maintenance and support, and professional and other services. Software sales may take the form of a perpetual software license, a term software license or a cloud-hosted software as a service (SaaS). Software licenses and appliances revenue includes sales of perpetual software licenses and hardware. Service revenue includes term software licenses, SaaS, maintenance and support, and professional and other services. For the years ended December 31, 2015, 2014 and 2013, we generated revenues of $34.5 million, $26.5 million and $17.7 million, respectively.
We were founded in 1978, incorporated as IXI, Inc. in Minnesota in February 1987 and changed our name to Rimage Corporation in April 1988. From 1995 to 2011, we focused our business on the development and sale of CD recordable publishing systems and DVD recordable publishing systems.
In response to declines in the disc publishing business due to technology substitutions and the rise of video as a communication and collaboration tool, in October 2011, we acquired Qumu, Inc., a leader in the enterprise video content management software market and changed our name to Qumu Corporation in September 2013. Qumu completed the transition to an enterprise video content management software company in July 2014, when we closed on the sale of our disc publishing assets to Equus Holdings, Inc. and Redwood Acquisition, Inc. (now known as Rimage Corporation).
On October 3, 2014, we acquired Kulu Valley Ltd., a private limited company incorporated in England and Wales (“Kulu Valley”). The acquisition was made to expand Qumu’s addressable market through the offering of Kulu Valley’s best-in-class video content creation capabilities and easy-to-deploy pure cloud solution, and provides Kulu Valley’s customers with access to industry leading video content management and delivery capability.
Our principal executive offices are located at 510 1st Avenue North, Suite 305, Minneapolis, MN 55403, and our telephone number is (612) 683-9100.
Risk Factors
An investment in our common stock involves a number of risks. Before deciding to invest in our common stock, you should carefully consider the risk factors and all of the other information included under the section entitled “Risk Factors” beginning on page 3 of this prospectus, including the information incorporated by reference to the reports that we file with the Securities and Exchange Commission.

The Offering
The selling shareholders identified on page 4 of this prospectus are offering for resale a total of 314,286 shares of our common stock issuable upon exercise of the Warrant.

Common stock offered by the selling shareholders	Up to 314,286 shares
Common stock outstanding before the offering(1)	9,227,247 shares
Common stock outstanding after the offering(2)	9,541,533 shares
Common stock NASDAQ Global Market symbol	QUMU
______________

(1)
Based on the number of shares outstanding as of January 12, 2017, not including 1,507,700 shares issuable upon exercise of various options to purchase common stock, 125,000 shares issuable upon vesting of restricted stock unit awards and not including the 314,286 shares of our common stock issuable upon exercise of the Warrant.

(2)
Based on the number of shares outstanding as of January 12, 2017, not including 1,507,700 shares issuable upon exercise of various options to purchase common stock or 125,000 shares issuable upon vesting of restricted stock unit awards, but assuming exercise in full of the Warrant.

The selling shareholders will determine when and how it sells the common stock offered in this prospectus, as described in “Plan of Distribution” on page 7.
We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. However, we may receive cash from the exercise of the Warrant. See “Use of Proceeds” on page 4.

RISK FACTORS
An investment in our common stock involves a number of risks. Before deciding to invest in our common stock, you should consider carefully the risks and uncertainties described under the section captioned “Risk Factors” contained in Part I, Item 1A of our most recent Annual Report on Form 10-K and other filings we make with the SEC from time to time, which are incorporated by reference into this prospectus and any applicable prospectus supplement. These and other risks could materially harm our business, financial condition or future results. If any such risks materialize, the value of our common stock could decline, and you could lose all or part of your investment. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements.
CAUTIONARY NOTE REGARDING
FORWARD LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Specific factors that might cause actual results to differ from our expectations or may affect the value of the common stock, include, but are not limited to those discussed in this prospectus under the caption “Risk Factors” above as well as the risk factors contained in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus.
Because the factors discussed in this prospectus or incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. These statements are subject to risks and uncertainties—both known and unknown—which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such risks and uncertainties include, but are not limited to, those and other risks detailed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and in the other reports that we file from time to time under the Securities Act or the Exchange Act, which are incorporated by reference into this prospectus and any applicable prospectus supplement. You are encouraged to read these filings as they are made.
Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot quantify the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS
The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. All sales of the offered securities will be made by, or for the account of, the selling shareholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, we will not receive any proceeds from the disposition by the selling shareholders of any of the shares covered by this prospectus.
If the Warrant is exercised for cash, we will receive proceeds from the exercise of the Warrant. The maximum proceeds that we may receive from the exercise of the Warrants, assuming the Warrant is exercised for cash in full at its exercise price of $2.80, will be $880,000.80. We do not know, however, whether all or any portion of the Warrant will be exercised or, if the Warrant is exercised, when it will be exercised. However, the Warrant may be exercised on a cashless basis and if the Warrant is so exercised, we will not receive any proceeds. We intend to use the aggregate net proceeds from the cash exercise of the Warrant for general corporate purposes. The actual allocation of proceeds we receive from the exercise of the Warrant, if any, will depend upon the amount and timing of such exercise, our revenue and cash position at such time and our working capital requirements.
We have agreed to pay certain expenses, including the legal fees of HCP-FVD, LLC, in connection with the registration of the shares of our common stock. The selling shareholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of common stock.
SELLING SHAREHOLDERS
This prospectus covers the disposition by the selling shareholders of a total of 314,286 shares of our common stock issuable upon exercise of that certain Warrant dated October 21, 2016 issued by us to HCP-FVD, LLC (the “Warrant”). We are filing the registration statement, of which this prospectus forms a part, and are registering the shares of common stock issuable upon exercise of the Warrant pursuant to the provisions of the Warrant. The table below sets forth certain information regarding the selling shareholders and the shares of our common stock that may be offered by the selling shareholders under this prospectus.
The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, the Warrant or any portion thereof or some or all of the shares issued upon exercise of the Warrant since the date on which the information in the table is presented. Information about the selling shareholders may change over time. As used in this prospectus, “selling shareholders” includes the donees, pledgees, transferees, or others who may later hold the selling shareholder’s interests.
Beneficial Ownership by Selling Shareholders
The number of shares of the common stock beneficially owned by the selling shareholders is as of January 12, 2017, and after giving effect to this offering assuming exercise of the Warrant in full and all of the shares covered hereby are sold by the selling shareholders. The percentage of beneficial ownership is based on 9,227,247 shares of our common stock outstanding as of January 12, 2017.
The number of shares in the column “Total Shares Being Offered by Selling Shareholder” represents all of the shares of common stock that the selling shareholders may acquire upon exercise of the Warrant and offer under this prospectus. The selling shareholders may or may not exercise the Warrant and if the selling shareholders exercise the Warrant, they may sell some, all or none of the shares received upon exercise. We currently have no agreements, arrangements or understandings with any selling shareholder regarding the sale of any of the shares.
Beneficial ownership is determined in accordance with SEC rules, beneficial ownership includes any shares as to which the shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right.

Selling Shareholder	Shares Beneficially Owned Before Offering (1)	Total Shares Offered By Selling Shareholders	Shares Beneficially Owned After Offering (1) (2)	Percentage of Beneficial Ownership After Offering (1) (2)
HCP-FVD, LLC (3)	314,286	314,286	0	0%

(1)	Represents the 314,286 shares of common stock underlying the Warrant.

(2)	Assumes exercise of the Warrant in full and sale of all shares offered under this prospectus by the selling shareholders.

(3)
The securities reported above are held by HCP-FVD, LLC. Hale Capital Partners, LP (“HCP”) is the sole member of HCP-FVD, LLC. Martin M Hale, Jr. (“MH”) is the Chief Executive Officer of HCP. MH is also (i) the sole owner and managing member of Hale Fund Partners, LLC, a Delaware limited liability company (“HFP), the general partner of HCP and (ii) the sole owner and Chief Executive Officer of Hale Fund Management, LLC, a Delaware limited liability company (“HFM”). HFM is (i) the general partner of Hale Capital Management, LP (“HCM”), the investment manager of HCP and (ii) the manager of HCP-FVD, LLC. Each of MH, HFP, HFM and HCM disclaims beneficial ownership of the securities above except to the extent of his or its pecuniary interest. The address and principal office of MH, HCP-FVD, LLC, HCP, HFP, HFM and HCM is 17 State Street, Suite 3230, New York, NY 10004.

Relationships with Selling Shareholders
We have not had a material relationship with selling shareholder HCP-FVD, LLC or its affiliates within the past three years other than as a result of the Credit Agreement and the Warrant, which is summarized as follows:
On October 21, 2016, we and our wholly-owned subsidiary, Qumu, Inc., entered into a term loan credit agreement (the “Credit Agreement”) with HCP-FVD, LLC as lender and Hale Capital Partners, LP as administrative agent (the “Administrative Agent”). HCP-FVD, LLC is an affiliate of Hale Capital Partners, LP.
Pursuant to the Credit Agreement, we borrowed $8 million as a term loan on October 21, 2016. The term loan is scheduled to mature on October 21, 2019 and requires payment of interest monthly at the prime rate plus 6%. We may prepay the term loan at any time with the payment of the applicable pre-payment fee. We are obligated to prepay the term loan, with the payment of the applicable pre-payment fee, with the net proceeds from certain dispositions (other than our interest in BriefCam, Ltd.), issuances of equity or debt securities, extraordinary transactions and upon a change of control.
The Credit Agreement contains affirmative and negative covenants and requirements relating to us and our operations. The affirmative covenants require, among other things, that we deliver to the Administrative Agent financial statements, annual operating plan, updated schedules, various reports, compliance certificates and other financial, bank account and accounts receivable information. There are also affirmative covenants relating to access to collateral and our books and records, insurance, compliance with laws, payment of taxes, maintenance of existence, employee benefit plans, maintenance of accounts, and environmental matters. The negative covenants prohibit us from incurring debt, encumbering its assets, exceeding operating lease expense amounts, making dividends, distributions or payments on our capital stock, being a party to any acquisition or any merger or consolidation or similar transaction, modifying its organizational documents, entering into certain transactions with affiliates, making certain transfers to or conducting certain business through foreign subsidiaries, and incentivizing accelerated customer payments. The negative covenants of the Credit Agreement also require us to meet various financial covenants relating to a maximum cumulative net cash operating amount, minimum eligible accounts receivable and cash, minimum cash, minimum core bookings, maximum deferred revenue non-current, minimum subscription, and maintenance and support revenue until the quarter ended September 30, 2017 and after the quarter ended September 30, 2017, minimum subscription and maintenance and support dollar renewal rates.

Upon certain events of default relating to bankruptcy or insolvency, as defined in the Credit Agreement, the obligations will become immediately due and payable. Upon other events of default – including relating to non-payment of the term loan obligations, non-payment of other debt, default of other material obligations, non-compliance with loan covenants, breach of representations or warranties, certain pension plan events, certain judgements, invalidity of collateral documents, termination of our reporting obligations to the Securities and Exchange Commission or failure to be listed on any national stock exchange, material adverse effect or cessation of business – the Administrative Agent may declare all or any part of the obligations under the Credit Agreement to be due and payable.
Pursuant to the Credit Agreement, for so long as any obligations are outstanding, Hale Capital Partners, LP has the right to appoint and remove one observer to our Board of Directors. The initial board observer appointed by Hale Capital Partners, LP is Martin Hale, Jr.
In connection with the Credit Agreement, we granted a first priority security interest in substantially all of our properties, rights and assets and Qumu, Inc. provided a guaranty of the our obligations under the Credit Agreement pursuant to a Guaranty and Collateral Agreement dated October 21, 2016 in favor of the Administrative Agent. As part of the security granted by the Guaranty and Collateral Agreement, we pledged to the Administrative Agent all of our shares in Qumu, Inc. Pursuant to a Charge Over Shares by Deed by Qumu Corporation as Chargor and the Administrative Agent, we pledged to the Administrative Agent 65% of our shares in Qumu UK Holdings Ltd.
In connection with the Credit Agreement, on October 21, 2016, we issued to HCP-FVD, LLC the Warrant. The Warrant is a right to purchase 314,286 shares of our common stock. The Warrant has an exercise price of $2.80 per share, an expiration date of October 21, 2026, and is transferrable. Upon a “Fundamental Transaction” as defined in the Warrant, the Warrant holder has right thereafter to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant shares then issuable upon such exercise of the Warrant. Alternatively, the holder may require us to purchase the Warrant from the holder thereof for a cash amount equal to the greater of the Original Issuance Value ($915,389.40) in respect of the remaining unexercised portion of the Warrant and the Black-Scholes value of the remaining unexercised portion of the Warrant through the date of consummation of the Fundamental Transaction. Pursuant to the terms of the Warrant, we are obligated to file and cause to be effective a registration statement to register the resale of the shares of common stock underlying the Warrant.

PLAN OF DISTRIBUTION
The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

-	a combination of any such methods of sale; and

-	any other method permitted by applicable law.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.
The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We have also agreed to pay or reimburse HCP-FVD, LLC for up to $25,000 in legal fees and expenses incurred by it in connection with the registration of the resale of the shares of common stock underlying the Warrant.
We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the fifth anniversary of the effective date of such registration statement, (ii) such time as all of the shares of common stock covered by the registration statement have been sold publicly or (iii) such time as all of the shares of common stock covered by the registration statement may be sold by the selling shareholders pursuant to Rule 144 without volume limitations and without the requirement that there be adequate current public information with regards to us.

ABOUT THIS PROSPECTUS
This prospectus is not an offer or solicitation in respect of these securities in any jurisdiction in which such offer or solicitation would be unlawful.  This prospectus is part of a registration statement that we filed with the SEC.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus.  That registration statement can be read at the SEC web site or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”  We have not authorized anyone else to provide you with different information or additional information.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should not assume that the information in this prospectus, any supplement or amendment to this prospectus, or document incorporated by reference into this prospectus, is accurate at any date other than the date indicated on the cover page of such documents or the respective dates of the documents incorporated by reference.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 (including exhibits to such registration statement) under the Securities Act, with respect to the shares of our common stock offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statement.  For further information with respect to our Company and the shares of our common stock to be sold under this prospectus, we refer you to the registration statement (SEC File No. 333-       ).  Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete.  In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matter involved.
We are currently subject to the reporting and information requirements of the Exchange Act and, as a result, we are required to file periodic and current reports, and other information with the SEC.  You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC.  The SEC maintains an internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of the SEC’s website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are allowed to incorporate by reference information contained in documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail.  We incorporate by reference in two ways.  First, we list certain documents that we have already filed with the SEC.  The information in these documents is considered part of this prospectus.  Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus.
We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), including filings made after the initial filing date of the registration statement of which this prospectus is a part and prior to the effective date of such registration statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 9, 2016.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 8, 2016.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 8, 2016.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2016, for our 2016 Annual Meeting of Shareholders held on May 12, 2016.

•	Our Current Reports on Form 8-K filed with the SEC on January 22, 2016, March 4, 2016, May 16, 2016 and October 25, 2016.

•
The description of our Common Stock contained in our registration statement on Form 8-A (File No. 000-20728), filed with the SEC and any amendment or report filed with the SEC for the purpose of updating the description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:
Qumu Corporation
510 1st Avenue North, Suite 305
Minneapolis, MN 55403
Attention: Corporate Secretary
Telephone: (612) 638-9100

VALIDITY OF COMMON STOCK
Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Lindquist & Vennum LLP, of Minneapolis, Minnesota.
EXPERTS
The consolidated financial statements of Qumu Corporation and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015, expresses an opinion that Qumu Corporation and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses were identified related to the adequacy of the Company’s risk assessment and monitoring processes as well as control activities specific to manual journal entries, account reconciliations and revenue relative to its internal control over financial reporting.

314,286 Shares

Common Stock

QUMU CORPORATION

______________________

PROSPECTUS
______________________

            , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses payable by us in connection with the registration of securities hereunder. All amounts are estimates except for the SEC registration fee. The selling shareholders are responsible for any expenses incurred by them for brokerage, accounting, tax or legal or other services incurred by the selling shareholders in disposing of securities held by them (other than the legal fees of HCP-FVD, LLC incurred in connection with this registration statement), as well as any underwriting discount or commissions.

SEC registration fee	$92
Legal fees and expenses	$17,500
Accounting fees and expenses	$10,000
Printing and engraving expenses	$2,500
Miscellaneous expenses	$158
$30,250

Item 15. Indemnification of Directors and Officers.
Section 302A.521 of the Minnesota Statutes and Article 9 of the Company’s Amended and Restated Bylaws require, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the Company against judgments, penalties and fines (including attorneys’ fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the Company, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subdiv. 3, of the Minnesota Statutes requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The Company also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.
Item 16. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1
1992 Restated Articles of Incorporation of Qumu Corporation (f/k/a Rimage Corporation) (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (File No. 33-22558)).

3.2
Articles of Amendment to 1992 Restated Articles of Incorporation of Qumu Corporation (f/k/a Rimage Corporation) (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-69550)).

3.3	Amended and Restated Bylaws of Qumu Corporation (f/k/a Rimage Corporation), as amended (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 7, 2007).

3.4	Articles of Amendment to Articles of Incorporation of Qumu Corporation (f/k/a Rimage Corporation) as filed with the Minnesota Secretary of State effective as of September 16, 2013

(Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 16, 2013).

3.5	Amendment to Bylaws of Qumu Corporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 2, 2016).

10.1
Warrant to Purchase 314,286 shares of Common Stock issued by Qumu Corporation to HCP-FVD, LLC on October 21, 2016 (Incorporated by reference to Exhibit 10.3 to that certain Current Report on Form 8-K dated October 21, 2016 and filed on October 25, 2016).

5.1	Legal opinion of Lindquist & Vennum LLP.

23.1	Consent of KPMG LLP

23.2	Consent of Lindquist & Vennum LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

Item 17.    Undertakings.
(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A) the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on this 12th day of January, 2017.
QUMU CORPORATION

By:     /s/ Vern Hanzlik
Vern Hanzlik
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature to this registration statement appears below hereby constitutes and appoints Vern Hanzlik and Peter J. Goepfrich, signing singly as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file with the Securities and Exchange Commission all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Vern Hanzlik	President and Chief Executive Officer (Principal Executive Officer), Director	January 12, 2017
Vern Hanzlik

/s/ Peter J. Goepfrich	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2017
Peter J. Goepfrich

Director
Daniel R. Fishback

/s/ Thomas F. Madison	Director	January 12, 2017
Thomas F. Madison

/s/ Kimberly K. Nelson	Director	January 12, 2017
Kimberly K. Nelson

Director
Donald T. Netter

/s/ Robert F. Olson	Director	January 12, 2017
Robert F. Olson

/s/ Justin A. Orlando	Director	January 12, 2017
Justin A. Orlando

EXHIBIT INDEX

Exhibit No.	Description

3.1
1992 Restated Articles of Incorporation of Qumu Corporation (f/k/a Rimage Corporation) (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (File No. 33-22558)).

3.2
Articles of Amendment to 1992 Restated Articles of Incorporation of Qumu Corporation (f/k/a Rimage Corporation) (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-69550)).

3.3	Amended and Restated Bylaws of Qumu Corporation (f/k/a Rimage Corporation), as amended (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 7, 2007).

3.4
Articles of Amendment to Articles of Incorporation of Qumu Corporation (f/k/a Rimage Corporation) as filed with the Minnesota Secretary of State effective as of September 16, 2013 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 16, 2013).

3.5	Amendment to Bylaws of Qumu Corporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 2, 2016).

10.1
Warrant to Purchase 314,286 shares of Common Stock issued by Qumu Corporation to HCP-FVD, LLC on October 21, 2016 (Incorporated by reference to Exhibit 10.3 to that certain Current Report on Form 8-K dated October 21, 2016 and filed on October 25, 2016).

5.1	Legal opinion of Lindquist & Vennum LLP.

23.1	Consent of KPMG LLP

23.2	Consent of Lindquist & Vennum LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).